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                                                                   EXHIBIT 10.13
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                         FORM OF SPLIT-DOLLAR AGREEMENT
                         ------------------------------



         THIS AGREEMENT made and entered into as of the [Date], by and among Ekco Group, Inc., a Delaware corporation with principal offices and place of business in the State of New Hampshire (hereinafter referred to as the "Employer"), and [Name of Employee], an individual residing in the State of Illinois (hereinafter referred to as the "Employee").

         WHEREAS, the Employee is employed by the Employer; and

         WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, and

         WHEREAS, a policy of life insurance insuring his life, which policy is described in Exhibit A, has been issued by the Guardian Life Insurance Company (hereinafter referred to as the "Insurer"), and

         WHEREAS, this agreement is meant to apply to that policy and to any other policies which may be purchased and scheduled on Exhibit A with the Employer's consent (the initial policy and any subsequent policies hereinafter referred to as the "Policies"), and

         WHEREAS, the Employer is willing to pay the initial and subsequent premiums due on the Policies as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is the owner of the Policies and, as such, possesses all incidents of ownership in and to the Policies; and

         WHEREAS, the Employer wishes to have the Policies collaterally assigned to it by the Employee, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policies and certain other amounts hereinafter described; and

         WHEREAS, the parties intend that by such collateral assignment the Employer shall receive only the right to such repayments, with the Employee retaining all other ownership rights in the Policies;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

I. PURCHASE OF POLICIES. The Employee has purchased the Policies from the Insurer in the total face amount listed on Exhibit A. The parties hereto have taken all necessary action to cause the Insurer to issue the Policies, and shall take any further action which may be necessary to cause the Policies to conform to the provisions of this Agreement. The parties hereto agree that the Policies shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policies. All capitalized words and phrases not otherwise defined herein shall have the same meaning such words and phrases have in the Policies.

II.      OWNERSHIP OF POLICIES.

         A. The Employee shall be the sole and absolute owner of the Policies, and may exercise all ownership rights granted to the owner by the terms of the Policies, except as may be provided herein.

         B. It is the intention of the parties that the Employee shall retain all rights which the Policies grant to


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the owner thereof; the sole right of the Employer hereunder shall be to be repaid the amounts which it has paid toward the premiums on the Policies. Specifically, but without limitation, the Employer shall neither have nor exercise any right as collateral assignee of the Policies which could in any way defeat or impair the Employee's right to receive the cash surrender value or the right of the Employee's beneficiary to receive death proceeds of the Policies in excess of the amount due the Employer hereunder. All provisions of this Agreement and of such collateral assignment shall be construed so as to carry out such intention.

         C. PAYMENT OF PREMIUMS. On or before the due date of each Policy's premium, or within the grace period provided therein, the Employer shall pay the full amount of the planned periodic premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Except with the written consent of the Employee, the Employer shall not pay less than such planned periodic premium, but may, in its discretion, at any time and from time to time, subject to the acceptance of such amount by the Insurer, pay more than such planned periodic premium or make other premium payments on the Policies. Except as otherwise agreed in writing by the Employee and the Employer, the Employer's obligation to pay premiums due under the Policies shall cease upon termination of employment or, if Employee is entitled to salary continuation payments under any contract of employment or otherwise, upon completion of payments under such contract or continuation arrangement, with the Employer to pay a pro rata portion of premium for any portion of the policy year in which the Employee was employed or entitled to salary continuation. For any period in which premiums are paid by the Insurer pursuant to a disability waiver feature of the Policies, the Employer shall be excused from payment and accordingly shall have no right to recover such amounts under the collateral assignment described herein.

         D. COLLATERAL ASSIGNMENT. To secure the repayment to the Employer of the amount of the premiums on the Policies paid by it hereunder, the Employee has, contemporaneously herewith, assigned the Policies to the Employer as collateral, under the form used by the Insurer for such assignments, which collateral assignment specifically provides that the sole right of the Employer thereunder is to be repaid the amount of the premiums on the Policies paid by it. Any such repayment of premiums on the Policies paid by the Employer shall be made from and shall be limited to the cash surrender value of the Policies (including cash surrender value of any paid-up additions) if this Agreement is terminated or if the Employee surrenders or cancels the Policies. If the Employee should die while the Policies and Agreement remain in force, such repayment to the Employer shall be made from the death proceeds of the Policies. In no event shall the Employer have any right to borrow against or make withdrawals from the Policies, to surrender or cancel the Policies, nor to take any other action which would impair or defeat the rights of the Employee in and to the Policies. The collateral assignment of the Policies to the Employer hereunder shall not be terminated, altered or amended by the Employee while this Agreement is in effect. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

         E. APPLICATION OF DIVIDENDS. While this agreement is in force, dividends under any policy shall be used to purchase paid-up additions and shall not be applied to the payment of premiums or for any other dividend option unless the parties so agree by amending this agreement and the Employee subsequently amends the policy.

         F. TAX STATEMENT. The Employer shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the Employee.

III.     LIMITATIONS ON EMPLOYEE'S RIGHTS IN POLICIES

         A. Except as otherwise provided herein, the Employee shall take no action with respect to the Policies which would in any way compromise or jeopardize the Employer's right to be repaid the amounts it has paid toward premiums on the Policies while this Agreement is in effect.

         B. The Employee may pledge or assign the Policies, subject to the terms and conditions of this Agreement, in order to secure a loan from the Insurer or from a third party, in an amount which shall not exceed the


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cash surrender value of the Policies (and the cash surrender value of any paid-up additions) as of the date to which premiums have been paid, less the amount paid toward the premiums on the Policies by the Employer hereunder. Interest charges on such loan shall be the responsibility of and be paid by the Employee or, with the consent of Employer, may be paid from cash value determined to be in excess of the amounts owed to the Employer hereunder.

         C. The Employee may give the Policies, or any undivided portion thereof, to a donee or donees, subject always to the Employer's right to be repaid the amounts due it hereunder and the collateral assignment of the Policies as security therefor.

         D. The Employee shall have the sole right to surrender or cancel the Policies, and to receive the full cash surrender value of the Policies directly from the Insurer. To facilitate payment of amounts owed to the Employer, Employee agrees that he will cooperate with Employer and the Insurer so that the Employer may be paid directly all amounts that it is owed by the Insurer, but any such payment (whether pursuant to a policy loan to the Employee or a partial or full surrender) shall be considered a payment from the Employee for purposes of this Agreement. Upon receipt of such payment, the Employer will release the assignment and the Employee shall own the policy free of all provisions and restrictions of the assignment and this Agreement shall thereupon terminate.

IV.      COLLECTION OF DEATH PROCEEDS.

         A. Upon the death of the Employee, the Employer and the beneficiary shall cooperate to take whatever action is necessary to collect the death benefit provided under the Policies; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

         B. Upon the death of the Employee, the Employer shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by it hereunder, without interest. The balance of the death benefit provided under the Policies, if any, shall be paid directly to the Employee's beneficiary, in the manner and in the amount or amounts provided in the beneficiary designation for the Policies. In no event shall the amount payable to the Employer hereunder exceed the Policies' proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary until the full amount due the Employer pursuant to the collateral assignment has been paid. The parties hereto agree that the beneficiary designation provision of the Policies shall conform to the provisions hereof.

V.       TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

The Employee may terminate this Agreement, while no premium under the Policies is overdue, by written notice to the other parties hereto. Such termination shall be effective as of the date of such notice.

VI. DISPOSITION OF THE POLICIES ON TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

         A. For sixty (60) days after the date of the termination of this Agreement during the Employee's lifetime, the Employee shall have the option of obtaining the release of the collateral assignment of the Policies to the Employer. To obtain such release, the Employee shall repay to the Employer the total amount of the premium payments made by the Employer hereunder, without interest. Upon receipt of such amount, the Employer shall release the collateral assignment of the Policies, by the execution and delivery of an appropriate instrument of release.

         B. If the Employee fails to exercise such option within such sixty (60) day period, then, at the request of the Employer, the Employee shall execute any document or documents required by the Insurer to transfer the interest of the Employer in the Policies to the Employer, and such transfer may be accomplished at Employee's option by means of a loan to him or a partial surrender of the policy. If the Employee does not cooperate, the Employer may direct the Insurer to honor the collateral assignment and to make a partial surrender of the policy so


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that the Employer may be paid the amount it is owed directly. After the Employer is paid the amount of the premium payments made by it, neither the Employer nor the Employer's successors, assigns or beneficiaries shall have any further interest in and to the Policies, either under the terms thereof or under this Agreement.

VII. INSURER NOT A PARTY. The Insurer shall be fully discharged from their obligations under the Policies by payment of the Policies death benefits to the beneficiary or beneficiaries named in the Policies, subject to the terms and conditions of the Policies. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policies, except insofar as the provisions hereof are made a part of the Policies by the collateral assignment executed by the Employee and filed with the Insurer in connection herewith.

VIII. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

         A. The Compensation Committee is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

         B. CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be sent in care of the General Counsel of the Committee at its then principal place of business.

         C. CLAIM DECISION. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial: (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection 8.d hereof.

         D. REQUEST FOR REVIEW. Within sixty (60) after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review its determination of the Committee. Such request must be addressed to the General Counsel of the Employer at the Employer's principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Committee's determination within such sixty (60) day period, he or she shall be barred and estopped from challenging the Committee's determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

IX. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.


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X.       BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and the Employer, the Employee, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

XI. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice, consent or demand.

XII. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                EKCO GROUP, INC.


                                   By
                                      ---------------------
ATTEST:

---------------------
Secretary

                                   ------------------------
                                   [Employee]


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                       SCHEDULE OF SPLIT DOLLAR AGREEMENTS
                              WITH EKCO GROUP, INC.


         Each of the following persons currently has a Split Dollar Agreement with Ekco Group, Inc. which is identical in form to the foregoing agreement except for the date and for the face amount of the policy of life insurance described in Exhibit A:


NAME AND POSITION                                            FACE AMOUNT
WITH THE COMPANY                    DATE OF AGREEMENT        OF POLICY
-----------------                   -----------------        -----------

Donato A. DeNovellis                10-01-93                 $471,381
Executive Vice President,
Finance and Administration,
& Chief Financial Officer

Brian R. McQuesten                  10-01-92                  279,742
Vice President & Controller

Jeffrey A. Weinstein                10-01-92                  527,352
Executive Vice President


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